Exhibit 10.1

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT to Credit Agreement (this “Amendment”) is entered into as of December 4, 2015, by and between JPMorgan Chase Bank, N.A. (“Bank”) and Harmonic Inc., a Delaware corporation (“Borrower”).

RECITALS

A.    Bank and Borrower have entered into that certain Credit Agreement, dated as of December 22, 2014 (as the same may from time to time be further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Credit Agreement.

C.    Borrower has requested that Bank amend the Credit Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

2.    Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

(a)	All references to the Credit Agreement in the Credit Agreement or the Related Documents shall refer to the Credit Agreement as amended hereby.

(b)	The following definition shall be added to Section 2.1 of the Credit Agreement in the appropriate alphabetical order:

“Convertible Debt Security” means any unsecured debt security issued by Borrower the terms of which provide for the conversion thereof into capital stock of Borrower, cash or a combination thereof.

(c)	The defined term “Permitted Indebtedness” in Section 2.1 of the Credit Agreement is amended to add the following new clause (13) at the end thereof as follows:

“and (13) Indebtedness consisting of Convertible Debt Securities in an aggregate principal amount at any time outstanding no greater than One Hundred Forty Three Million Seven Hundred and Fifty Thousand Dollars ($143,750,000).”

3.    Limitation of Amendments.

3.1    The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Related Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Related Document.

3.2    This Amendment shall be construed in connection with and as part of the Related Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Related Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

4.3    The Organizational Documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of all Bank expenses incurred through the date of this Amendment, which amount shall be automatically debited by Bank from any of Borrower’s accounts with Bank on or prior to the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

JPMorgan Chase Bank, N.A.		Harmonic Inc.

By:	/s/ Robert Hartinger	By:	/s/ Timothy C. Chu
Name:	Robert Hartinger	Name:	Timothy C. Chu
Title:	Executive Director	Title:	VP, General Counsel and Secretary